INVESTMENT AGREEMENT

             THIS AGREEMENT MADE THIS 24th day of March, 1999 by and between NEW SKY COMMUNICATIONS, INC., a publicly-traded New York corporation with offices at 731 Powers Building, 16 West Main Street, Rochester, New York 14614 (hereinafter referred to as "New Sky") and MICHAEL CIDONI, STEPHEN MORSE and RICHARD HERRERA, d/b/a The Movie Place, with offices at 518 Benton Street, Rochester, New York (hereinafter referred to individually and collectively as "The Movie Place").

             WHEREAS, The Movie Place owns, produces and operates the Internet site known as "movieplace.com" and the owners thereof are desirous of New Sky investing therein, and New Sky being desirous of making such investment;

             NOW THEREFORE the parties hereto covenant and agree as follows:

             1) New Sky Communications, Inc. agrees to acquire a forty percent (40%) interest in the The Movie Place business and the Web site known as "movieplace.com" for a purchase price of $25,000.00. The Movie Place shall use the proceeds of the investment to promote the Web site, purchase equipment and for working capital.

              2) The Movie Place warrants and represents that Mike Cidoni, Stephen Morse and Richard Herrera own the entire business known as The Movie Place which owns and operates the Web site known as "movieplace.com", and that there exist no other encumbrances, liens, or restrictions upon the business and the Web site that would affect or impair such investment by New Sky in the business or the Web site. The Movie Place further warrants and represents that the Web address "movieplace.com" is registered to The Movie Place and that the Web site and its content were created by and is operated solely by The Movie Place and that, to the best of their knowledge, there exist no other claims to the Web address or the creative content of the site. The Movie Place further warrants and represents that the Movie Place business and the "movieplace.com" Web site are currently compliant with the so-called Y2K problem and that such problem will not adversely affect the business or the Web site.

              3) That the investment by New Sky is made in material reliance upon documents and the representations made therein, presented to New Sky by The Movie Place, specifically the "Movie Place Business Plan" and an outline of a budget. New Sky, or its designated agents or representatives, shall have the right to examine all of the books and records of the business

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





      of Movie Place at reasonable times and places. The investment by New Sky is also made in material reliance on the representation that it is the intention of The Movie Place to incorporate as soon as is practicable after the execution of this Agreement. This Agreement shall survive and not be merged into such incorporation.

            4) The Movie Place agrees to consult with New Sky, its officers, directors and agents regarding business, legal and creative matters pertaining to the business of The Movie Place and the "movieplace.com" Web site. All partners in the business shall undertake to assist to make the business of the Web site a success and shall in no event take any action which shall impair, hinder or delay full exploitation of the business and the Web site. The primary duty and responsibility of Mike Cidoni is and shall remain creation of film-related content of the Web site. Stephen Morse's primary duty and responsibility is the technical aspects of the Web site. New Sky shall provide business, legal, accounting and financial consulting services as requested.

             5) Mike Cidoni hereby agrees to provide exclusive Internet film-related content services to the "movieplace.com" Web site for a minimum period of one year from the date of this Agreement. Such exclusivity shall not include Cidoni's other current Internet activities: www.rochestertoday.com, www.moviebuff.com, www.wegmans.com and other current radio- and TV-station Internet sites contributed to in connection with Cidoni's appearances on their airwaves. Any additional involvement of Cidoni in other Internet sites shall be undertaken only upon the consent of The Movie Place. At no time, without the prior approval of the remaining partners, shall any party hereto disclose the business methods, plans or any other information reasonably deemed to be confidential regarding the business of The Movie Place to any third party, unless required by legal or regulatory mandate.

              6) No party hereto, nor its officers, directors employees or agents, shall be liable for any act or omission performed or omitted in good faith. Nothing herein shall place any party in the relationship of principal, agent, master and servant, partners, joint venturers or employer and employee of any other party and no party shall have the authority, express or implied, or represent themselves as having the authority to make binding contracts for the other or to bind or obligate the other in any way. No party hereto shall assume any liabilities of any other party and each party agrees to indemnify and hold the other parties, its officers, directors, employees and agents harmless from any manner of claim, action, or liability past, present or future not directly related to this Agreement.

             7) This Agreement shall be construed under the laws of the State of New York. Should there be any dispute between the parties concerning the interpretation of this Agreement or concerning an alleged breach, which the parties are unable to resolve after consultation with each other, such dispute shall be decided by arbitration pursuant to the regulations and procedures of the American Arbitration Association at Syracuse, New York. The parties agree that any award rendered by the American Arbitration Association may be entered in the Supreme Court of New York. In no event, shall any party seek injunctive relief or take any action which may impair, hinder or delay the production and full exploitation of the "movieplace.com" Web site or any of its ancillary rights.

              8) The Movie Place shall maintain books and records of account in accordance with generally accepted accounting principles and shall, within 120 days following the end of its fiscal year, render a statement of financial condition and profit and loss. New Sky shall have the right to audit the books and records of The Movie Place, upon reasonable notice, but not more often than once a year.

              9) This Agreement may not be assigned without the written permission of the other party.

           10) This Agreement may be amended in writing only and shall be binding upon and inure to the benefit of the successors and assigns of the parties.



                                                 NEW SKY COMMUNICATIONS, INC.

              SEAL
                                                 By: /S/ CARL R. REYNOLDS
                                                     --------------------
                                                     President

                                                     /S/ STEPHEN MORSE
                                                     -----------------
                                                     Stephen Morse

                                                     /S/ MICHAEL CIDONI
                                                     ------------------
                                                     Michael Cidoni

                                                     /S/  RICHARD HERRARA
                                                     --------------------
                                                     Richard Herrera

                                     Page 13



                                 PROMISSORY NOTE




                                                             $ 25,000.00
                                                           March 24, 1999
                                                        Rochester, New York



         For value received, receipt of which is hereby acknowledged, the undersigned does hereby promise to pay to the order of Carl R. Reynolds the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) upon demand with interest at the rate of ten percent (10%) per annum. The Maker(s) hereof agree to be jointly and severally liable hereon.

         If Maker shall default in any payments due on this Note, or any of the terms hereof, the Holder may give notice of the default and if not cured within fifteen (15) days, may declare all principal and accrued interest at once due and payable and proceed to seek all remedies available at law. The Maker agrees to pay, as part of this Note, all costs incurred in collecting the amount due on this Note, including but not limited to reasonable attorneys' fees of 20 percent of the amount due.

         Presentment, protest and notice are hereby waived.


WITNESS:                                          NEW SKY COMMUNICATIONS, INC.

_____________________                             By:/S/ CARL R. REYNOLDS
                                                     --------------------
                                                     President


_____________________                                /S/ CARL R. REYNOLDS
                                                     --------------------

                  SEAL






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